SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                              --------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                 Southside Bancshares, Inc.                                 Southside Capital Trust II
------------------------------------------------------------------------------------------------------------------------
(Exact name of registrant as specified in its charter)        (Exact name of registrant as specified in its charter)


                       Texas                   75-1848732                      Delaware                 Applied For
------------------------------------------------------------------------------------------------------------------------
         (State or other jurisdiction of    (IRS Employer         (State or other jurisdiction of      (IRS Employer
         incorporation or organization)     Identification No.)    incorporation or organization)    Identification No.)

         1201 S. Beckham                                                        1201 S. Beckham
         Tyler, Texas 75701                                                     Tyler, Texas 75701
         (903) 531-7111                                                         (903) 531-7111
------------------------------------------------------------------------------------------------------------------------
         (Address, including Zip Code, and telephone                     (Address, including Zip Code, and telephone
         number, including  area code, of registrant's                   number, including area code, of registrant's
         principal executive offices)                                    principal executive offices)



If this Form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. |_|

If this Form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. |X|

Securities Act  registration  statement file numbers to which this form relates:
333-47974 and 333-47974-01


Securities to be registered pursuant to Section 12(b) of the Act:   None

         Title of each class                      Name of each exchange on which
         to be so registered                      each class is to be registered

         None                                     Not applicable

Securities to be registered pursuant to Section 12(g) of the Act:

____% Convertible Cumulative Trust Preferred Securities

____% Convertible Subordinated Deferrable Interest Debentures of Southside Bancshares, Inc.

Southside Bancshares, Inc. guarantee with respect to the ____% Convertible Cumulative Trust Preferred Securities

--------------------------------------------------------------------------------

                                Page 1 of 3 Pages

Item 1.  Description of Securities To Be Registered.
         ------------------------------------------

         A description of the securities to be registered is set forth under the captions "Description of the Convertible Preferred Securities," "Description of the Convertible Subordinated Debentures" and "Description of the Guarantee" in the prospectus contained in the Form S-2 Registration Statement of Southside Bancshares, Inc. and Southside Capital Trust II as filed with the Securities and Exchange Commission on October 13, 2000 (File Nos. 333-47974 and 333-47974-01) which is incorporated herein by reference.

Item 2.        Exhibits*
               ---------

          1. Form of Certificate for the ___% Convertible Trust Preferred Securities of Southside Capital Trust II (Exhibit 4.14 to the Form S-2 Registration Statement of Southside Bancshares, Inc. and Southside Capital Trust II, File Nos. 333-47974 and 333-47974-01, as filed with the Securities and Exchange Commission on October 13, 2000).

          2.   Form of Trust  Agreement of Southside  Capital  Trust II (Exhibit
               4.12 to the Form S-2 Registration Statement of Southside Bancshares, Inc. and Southside Capital Trust II, File Nos. 333-47974 and 333-47974-01, as filed with the Securities and Exchange Commission on October 13, 2000).

          3. Form of Amended and Restated Trust Agreement of Southside Capital Trust II (Exhibit 4.13 to the Form S-2 Registration Statement of Southside Bancshares, Inc. and Southside Capital Trust II, File Nos. 333-47974 and 333-47974-01, as filed with the Securities and Exchange Commission on October 13, 2000).

          4. Form of ___% Convertible Subordinated Debenture (Exhibit 4.10 to the Form S-2 Registration Statement of Southside Bancshares, Inc. and Southside Capital Trust II, File Nos. 333-47974 and 333-47974-01, as filed with the Securities and Exchange Commission on October 13, 2000).

          5. Form of Indenture with respect to Southside Bancshares, Inc. ___% Convertible Subordinated Debentures (Exhibit 4.9 to the Form S-2 Registration Statement of Southside Bancshares, Inc. and Southside Capital Trust II, File Nos. 333-47974 and 333-47974-01, as filed with the Securities and Exchange Commission on October 13, 2000).

          6. Form of Guarantee Agreement for Southside Capital Trust II (Exhibit 4.15 to the Form S-2 Registration Statement of Southside Bancshares, Inc. and Southside Capital Trust II, File Nos. 333-47974 and 333-47974-01, as filed with the Securities and Exchange Commission on October 13, 2000).

* Exhibits containing a parenthetical reference in their description are incorporated herein by reference from the documents described in the parenthetical reference.

                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-A registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: October 26, 2000

                                            SOUTHSIDE BANCSHARES, INC.



                                            By: /s/ Lee R. Gibson
                                               ---------------------------------
                                               Executive Vice President and CFO


                            Page 2 of 3 Pages

                                            SOUTHSIDE CAPITAL TRUST II



                                            By: /s/ Sam Dawson
                                               ---------------------------------
                                               Sam Dawson
                                               Administrative Trustee





                                            By: /s/ Lee R. Gibson
                                               ---------------------------------
                                               Lee R. Gibson
                                               Administrative Trustee





                                Page 3 of 3 Pages